                  APPLICATION FOR A VARIABLE ANNUITY CONTRACT

        ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON
       THE INVESTMENT EXPERIENCE OF A VARIABLE ACCOUNT, ARE VARIABLE AND
                 ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

MARKET

Tax Deferred Annuity            Profit Sharing (Sec. 401)                                       Other - Describe plan
HR-10 (Keogh Plan)              Deferred Compensation (Governmental Organization)                       in Section IX.
Pension (Sec. 401)              Deferred Compensation (Nongovernmental Organization)
                                Remarks
                                Salary Savings

CONTRACT OWNER INFORMATION
Full Name                                                        Group Contract
                                                                 (if applicable)
Address                                                          Pension Trust
                                                                 (if applicable)
                Street          City/state              Zip

                                                                 Common Remitter
                                                                 (if applicable)
Employer

PARTICIPANT INFORMATION (if same as above, complete only additional information requested)

Full Name

Address                                              Sex:   Male       Female

                Street          City/state              Zip

Soc. Sec. N.-

BENEFICIARY INFORMATION

Beneficiary who will receive proceeds upon death of the participant, unless change by amendment.

Full Name
Address
                Street          City/state              Zip

Relationship
Provide same information for any contingent beneficiaries in Section IX.
Remarks.

CONTRIBUTION DATA

a.   Periodic Contributions

1. Participant Contributions (Complete only if contributions result from participant's salary reduction, salary deduction or direct remittance form the participant)

                               Salary Reduction
                          EE Voluntary Sal. Deduction,        Employee Mandatory
Source of Contributions       or Direct Remittance            Salary Deduction

Amount of each reduction/deduction
Contribution allocation (in multiples of 10%)        % Variable       % Variable
                                                     % Fixed          % Fixed

Date of first reduction
Reduction/deduction frequency:          Bi-weekly     Semi-monthly     Monthly
                                        Quarterly     Semi-annually    Annually
                                        Other

If reduction/deduction for less than 12 months, indicate months excluded
If amount of reduction/deduction will increase or decrease during the first 12 months of participation complete the following:

Reduction/deductions will       increase      decrease effective   The amount of
each reduction/deduction will change to $         .

2. Employer Contributions (Complete only if contributions result from employer payments)

Amount of remittance           $
Contribution allocation (in multiples of 10%)        % Variable       % Variable
                                                     % Fixed          % Fixed

Date of first reduction
Reduction/deduction frequency:          Bi-weekly     Semi-monthly     Monthly
                                        Quarterly     Semi-annually    Annually
                                        Other

                                                   JRMAMJJASOND

If remitting for less than 12 months, indicate months excluded
If amount of remittance will increase or decrease during the first 12 months of participation complete the following

Remittances will               increase        decrease effective  . The amount
of each remittance will change to $

EXPLANATION OF CONTRACT

a. You may elect to have contributions allocated to purchase variable benefits only, fixed benefits only, or a combination of fixed and variable benefits in multiples of 10$.

b. You should be aware that this investment is for retirement planning rather than for other purposes and you should be reasonably certain of your intention to maintain the contract until retirement.

c. Charges for Sales and Administrative Expense will be made against all contributions.

d. The basic objective of the Variable Annuity is to provide at retirement, benefits which may tend to conform more closely to the cost of living than the benefits provided by a Fixed Annuity.

e. An investment management fee and a mortality and expenses promise fee will be deducted from the variable assets of Fund A and Fund B.

f. Before the commencement of annuity payments, the surrender value and the death benefit value of a variable account are equal to the accumulated value of the variable account. If the Minimum Death Benefit coverage has been elected, the death benefit is the greater of the accumulated value of the variable account or the total payments made to the variable account less any withdrawals.

g. The surrender value and death benefit value of a fixed account is the greater of the accumulated value of the account or total contributions made to the account less withdrawals.

h. The interest rate being credited to a fixed account may be increased or decreased at any time without notice except that the rate may never be decreased below the guaranteed rates which are 4 1/2% during the first five contract years, 4% during the next five contract years, and 3 1/2% thereafter.

XII. REPRESENTATIONS AND AGREEMENTS

The Participant and the Contract Owner, if other than the Participant, represent(s) and/or agree(s) as follows:

a.   The appropriate current Fund A or Fund B prospectus has been provided.

b. All statements and answers contained in this application are complete and true.

c. This application shall be the basis of and be made a part of the annuity contract/certificate hereby applied for.

d.   This application is subject to approval by Lincoln National Life.

e. Lincoln National Life is authorized to amend this application by an appropriate notation in the space designated "For Home Office Endorsement Only" in order to correct apparent errors or omissions. The acceptance of any annuity contract/certificate issued on this application shall constitute acceptance and ratification of any amendments made as contemplated in the preceding sentence except that no change shall be made in the plan of annuity or benefits without the written acceptance of the Participant(s) or of the Contract Owner if other than the Participant(s).

f. The Participant is qualified to participate in the plan for which application is being made in Section 1 of this application and the person signing this application is authorized to do so.

g. If the application is for the purpose of funding an HR-10 or Tax Deferred Annuity Plan, I (we) agree that the rights and obligations under the contract/certificate may not be assigned. Further, I (we) have been given a copy of the plan document, if applicable, which complies with the government requirements, and I (we) agree that my (our) rights under the contract/certificate shall be governed by provisions of such plans and/or applicable government regulations.

I (WE) HAVE READ, UNDERSTAND, AND AGREE WITH THE STATEMENTS IN SECTION XI, EXPLANATION OF CONTRACT, AND SECTION XII, REPRESENTATIONS AND AGREEMENTS.

APPLICATION SIGNED AT                                    DATE
                                                               Mo.  Day  Yr.
                            HOME OFFICE ENDORSEMENT

Signature of Participant    Signature authority

                            Type Contract             Signature Required

                            TDA, Salary Savings       Participant

                            HR-10                     Participant (and Employer
                                                      or Trustee, if trusteed)
Signature of Agent          Deferred Compensation     Employer and Employee
                            Pension                   Trustee, if trusteed,
                                                      otherwise Employer

B.   Single Contribution to a Deferred or immediate Annuity
     $       Amount of single contribution
     Investment allocation (in multiples of 10%)    % Variable;   % Fixed
     To be used for the purpose of:
          Purchasing a single contribution deferred annuity
          Making a one time only, non-recurring contribution into a periodic payment plan.
          Purchasing a single contribution immediate annuity (also complete Form 11410).

OPTIONAL BENEFITS
[_] Minimum Death Benefit (available only if some Portion of contribution is allocated to variable).

REPLACEMENT

Will the proposed Contract replace any existing annuity or insurance contract?
If "yes" list company, plan, year issued in Section IX, Remarks.   Yes    No

XX. EXCLUSION ALLOWANCE INFORMATION (Required for TDA only)
Participant's Gross Salary (before taxes) for Current Year $
Participant was employed by Present Employer on              If any broken
service indicate period to

Does Participant have any other TDA Plan?              If Yes,

  (1) Cumulative Contributions to Beginning of Current Tax Year $
  (2) Anticipated Contributions in Current Tax Year, If any     $
  (3) Will old plan be discontinued?               When?
Does Participant participate in any other Retirement Plan with Employer?
If Yes,

  (1) Cumulative Contributions to End of Current Tax Year $
  (2) Name of Retirement Plan

REMARKS

GENERAL SUITABILITY INFORMATION (Either Item A or Item B must be completed)

A. Registered representatives are required to make these inquiries for purposes of determining the suitability of this sale for the applicant.

     Number of Dependents     Their Ages         ;Participant's Earned Income $
     Total Family Income $    ;Family Net Worth  ;Is Participant eligible for
                                                  Social Security

     Retirement Benefits    Yes    No. Other Retirement Resources in addition to
     Social Security (include annuities, permanent life insurance, and pension indicating whether fixed or variable):

B. (X) I understand that the registered representative is required to make the inquiries in this section for purposes of determining suitability of the sale. However I do not wish to answer these inquiries.

XIII. AGENT'S REPORT

a.   Does Applicant appear to be in good mental and physical health?
                                Yes       No. If No, provide details.

b. Do you have any knowledge or reason to believe that the Proposed Contract will replace any existing annuity or insurance contracts (including any Lincoln National Life contracts which have been, or are being, reduced in premium amount, placed on xxxx
     up, or surrendered)?       Yes       No. If No, provide details.



                  Soliciting Agent Code      % of Commission
                                                              and Prod. Credit

FOR COMMISSION AND

PRODUCTION CREDIT

PURPOSES PLEASE

PRINT.

XIV. FOR HOME OFFICE USE ONLY           APPLICATION APPROVED FOR ISSUE BY:
GVA                   C R               Cert. or Policy

               Cash with App. $              Registered Principal        Date

                                             REMARKS:

                                 CONTRACT DATA

                                           Contract Number





                                                 Annuitant

                                              Age at Issue

                                                       Sex

                                             Contract Date

                                          Purchase Payment

                                                  Purchase
                                         Payment Frequency

                                             Maturity Date

                                       Unit Effective Date


OWNER





BENEFICIARY DESIGNATION

Purchase Payments

WHERE PAYABLE

Purchase Payments must he paid to the Company at its Home Office.

AMOUNT AND FREQUENCY

Purchase Payments are payable in the amount and at the frequency shown on page
3. Purchase Payments may be paid once each year, twice each year, four times each year, once each month, twice each month, or once each two weeks. The Owner may change the frequency or amount of Purchase Payments subject to the Company's rules in effect at the time of the change. The change is made by filing a written request in a form that the Company will accept at its Home Office.

The amount of Purchase Payments to be paid in the first year may be increased up to twice that amount. The amount may be decreased but not below the Company's Purchase Payment minimums in effect at the time of the decrease. An increase in Purchase Payments in excess of those described in the prior sentence will be accepted only with the consent of the Company.

NET PURCHASE PAYMENT

The Net Purchase Payment is equal to (a) 94.75% of the gross Purchase Payment plus the amount paid for any benefit provided by rider attached to this Contract, less (b) any premium tax on such gross Purchase Payment. The Company shall add each Net Purchase Payment to the variable and/or fixed accounts of the Annuitant as of the day such Payment is received at its Home Office. The amount of the Net Purchase Payment allocated to the Annuitant's variable account shall be used to buy Accumulation Units in the Separate Account. The number of Accumulation Units bought shall be determined by dividing the portion of the Net Purchase Payment allocated to the Annuitant's variable account by the dollar value of one Accumulation Unit. The dollar value of the Accumulation Unit in the Separate Account may vary from day to day. The number of Accumulation Units in an Annuitant's account shall not be changed by any change in the dollar value of Accumulation Units.

NET INVESTMENT RATE AND NET INVESTMENT FACTOR

The Separate Account net investment rate for any Valuation Period is equal to the gross investment rate expressed in decimal form to eight places less a deduction of the product of .00003630 and the number of days in the Valuation Period. The gross investment rate is the quotient of two factors, "a" and "b." "a" is equal to the investment income for the Valuation Period plus capital gains, minus capital losses and taxes. "b" is equal to the value of the Separate Account assets at the beginning of the Valuation Period. "a" is divided by "b" to yield the gross investment rate. The gross investment rate may be positive or negative. The net investment factor for the Separate Account is 1.00000000 plus the Separate Account net investment rate for the period.

ACCUMULATION UNIT VALUE

The value of the Separate Account Accumulation Unit was established at $1.00 as of the unit effective date as set forth on page 3. The value of an Accumulation Unit on the last day of any subsequent Valuation Period is determined by multiplying such value on the last day of the prior Valuation Period by the net investment factor for the current Valuation Period.

CREDITING OF INTEREST

Interest shall be compounded daily on the portion of all Net Purchase Payments on this Contract that are allocated to the fixed account of the Annuitant.

Prior to the time the Annuitant elects to receive Benefit Payments or the death of the Annuitant, whichever occurs first, the Company guarantees that it will credit interest at an effective annual rate not less than 4.5% during the first five contract years, 4.0% during the next five contract years, and 3.5% after that.

The Company may credit interest at rates in excess of the guaranteed rates at any time.

AUTOMATIC NONFORFEITURE OPTION

In the event that Purchase Payments are stopped, this Contract will go on as a paid-up Contract until the earlier of the Maturity Date, surrender of the Contract, or death of the Annuitant. If a Contract is on paid-up status, any guaranteed interest credited will not be less than the guaranteed rate, but could be less than the current rate for an account to which contributions are currently being made. Purchase Payments may be resumed at any time prior to maturity, surrender, or death of the Annuitant.

In the event that Purchase Payments are stopped, the effect on any coverage provided by rider that is attached to this Contract will be as described in the rider.

Benefits

PAYMENT OPTIONS

An election to receive proceeds under a Payment Option must be made by the Maturity Date.

If a Payment Option is not chosen prior to the Maturity Date, payments will commence on the Maturity Date under the Payment Option providing a Life Annuity with payments guaranteed for 10 years.

However, upon written request by the Owner and any assignee, if any, and Beneficiary who cannot be changed, if any, the Maturity Date may be deferred. The Maturity Date cannot be deferred past the Contract Anniversary on which the attained age of the Annuitant is 75. Purchase Payments may be made until the new Maturity Date.

CHOICE OF PAYMENT OPTION

  BY OWNER

  While the Annuitant is alive, the Owner may choose any Payment Option or change any choice if that right has been reserved.

  BY BENEFICIARY

  At the time proceeds are payable, a Beneficiary may choose or change any Payment Option if proceeds are available to the Beneficiary in one sum.

A choice or change must be in writing in a form that the Company will accept.

ANNUITY PAYMENT OPTIONS

1. Life Annuity Only - Payments will be made only during the life of the person on whom the payments are based.

2. Life Annuity, Guaranteed Period - Payments will be made for 5, 10, 15, or 20 years, as chosen, and for life after that.

3. Life Annuity, Guaranteed Return - The sum of the payments made and any amount to be paid at the death of the person on whom the payments are based will not be less than the proceeds applied.

4. Joint Life Annuity - Payments will be made during the joint life of the Annuitant and a Joint Annuitant of the Owner's choice. Payments continue for the life of the survivor at the death of the Annuitant or Joint Annuitant.

5. Joint Life Annuity, Guaranteed Period - Payments will bemade for 5, 10, 15, or 20 years, as chosen, and for life after that. Payments will be made during the joint life of the Annuitant and a Joint Annuitant of the Owner's choice. Payments continue for the life of the survivor at the death of the Annuitant or Joint Annuitant.

ANNUITY PAYMENTS

At the time Annuity Payments start under the provisions of this Contract, the Owner may elect to have the total value applied to provide a variable annuity, a fixed annuity, or a combination of both. If no election is made, the value of the Annuitant's variable account shall be used to provide a variable annuity. The value of the Annuitant's fixed account shall be used to provide a fixed dollar annuity.

The amount of payment will depend on the age and sex of the Annuitant at the time the first payment is due. A choice may be made to get payments once each month, four times each year, twice each year, or once each year. The value used to effect benefit payments for an Annuitant will be calculated as of the fourteenth day prior to the date benefit payments start.

The payment amounts shown in the option tables on pages 8 and 9 will be used to determine the first monthly variable payment and the guaranteed monthly fixed payments. Amounts shown are based on the Progressive Annuity Table with interest at the rate of 3.5% per year and assumed births in the year 1900. The adjusted age is determined from the real age nearest birthday at the time the first benefit payment is due in the following manner:

-----------------------------------------
Calendar Year
of Birth               Adjusted Age
-----------------------------------------
Before 1900..          Age increased by 1
1900-1919....          Actual Age
1920-1939....          Age decreased by 1
1940-1959....          Age decreased by 2
1960-1979....          Age decreased by 3

Payment amounts that are greater than those shown in the option table may be in use for fixed annuities at the time the proceeds are payable, and these greater amounts will be used for a fixed annuity if such is the case.

DETERMINATION OF THE AMOUNT OF VARIABLE ANNUITY PAYMENTS AFTER THE FIRST

Each variable annuity payment after the first will be determined by multiplying the Annuity Unit Value for the date each payment is due by a constant number of Annuity Units. This constant is determined by dividing the amount of the first payment by the Annuity Unit Value for the date the first payment is due.

The Annuity Unit Value on the Unit Effective Date as set forth on page 3 was established at $1.00. The Annuity Unit Value for any Valuation Period is determined by multiplying the Annuity Unit Value for the immediately preceding Valuation Period by the product of (a) .99990575 raised to a power equal to the number of days in the current Valuation Period and (b) the net investment factor for the Valuation Period containing the fourteenth day prior to the last day of the current Valuation Period.

The valuation of all assets in the Separate Account shall be determined in accordance with the provisions of applicable laws, rules, and regulations. The method of determination by the Company of the value of an Accumulation Unit and of an Annuity Unit will be conclusive upon the Owner, the Annuitant, and any Beneficiary.

The Company guarantees that the dollar amount of each instalment after the first shall not be affected by variations in mortality experience from mortality assumptions on which the first instalment is based.

PROOF OF AGE

Payment will be subject to proof of age that the Company will accept.

AMOUNT REQUIREMENTS FOR ANNUITY PAYMENT OPTIONS AND PAYMENTS

The smallest proceeds that may be used for an Annuity Payment Option is $3,000. Proceeds less than this amount will be paid in one lump sum to the payee.

If the Annuity Payment Option chosen results in payments of less than $50, the frequency will be changed so that payments will be at least $50.

At the time an Annuity Payment Option is chosen, a Payment Contract will be issued to the payee in exchange for this Contract. The effective date of a Payment Contract will be the date of exchange of this Contract for a Payment Contract or the date of death of the Annuitant.

EVIDENCE OF SURVIVAL

The Company has the right to ask for proof that the person on whom the payment is based is alive when each payment is due.

DEATH OF PAYEE

If any payments remain to be paid under an Annuity Payment Option at the death of the payee, payment will be made according to the terms of the Payment Contract.

CHANGE IN PAYMENT

Changes in payment may be made only if so provided in the Payment Contract.

Any change will be subject to the "Amount Requirements for Annuity Payment Options and Payments."

ASSIGNMENT

Payment Contracts may not be assigned.

SURRENDER OPTION

The Owner may surrender this Contract for its Surrender Value. On surrender, this Contract terminates. Surrender will be effective on the Valuation Date on which or next following the date the Company has received both this Contract and a written request in a form that the Company will accept. Any cash payment will be made within seven days after the request for surrender is received by the Company at its Home Office; however, the Company may be permitted to defer such payment under the Investment Company Act of 1940, as in effect at the time such request is received.

WITHDRAWAL OPTION

The Owner may withdraw a part of the Surrender Value of this Contract. Withdrawal will be effective on the Valuation Date on which or next following the date the Company receives a written request in a form that the Company will accept. Any cash payment will be made within seven days after the request for surrender is received by the Company at its Home Office; however, the Company may be permitted to defer such payment under the Investment Company Act of 1940, as in effect at the time such request is received.

DEATH OF ANNUITANT

On receipt of due proof of the death of the Annuitant before a choice is made to receive proceeds under a Payment Option, the Company will pay to the Beneficiary the value of the Contract as of the day on which written notice of death is received by the Company.

Beneficiary

DESIGNATION

The Beneficiary named in the application for this Contract will receive the proceeds on the death of the Annuitant unless the Beneficiary has been changed by the Owner.

CHANGE

The Owner may change any Beneficiary during the life of the Annuitant unless otherwise provided in the previous designation. A change of Beneficiary will revoke any previous designation.

A change may be made by filing a written request in a form that the Company will accept at its Home Office. The Company reserves the right to require this Contract for endorsement of a change of Beneficiary.

DEATH OF BENEFICIARY

Unless otherwise provided in the Beneficiary designation, one of the procedures described below will take place on the death of a beneficiary.

1. if any Beneficiary dies before the Annuitant, that Beneficiary's interest will pass to any other Beneficiaries according to their respective interests.

2. If no Beneficiary survives the Annuitant, the Proceeds will be paid in one sum to the Owner, if living; otherwise, to the Owner's estate.

General Provisions

THE CONTRACT

This Contract, the application, and any riders attached to this Contract make up the whole Contract. Only the President, a Vice President, the Secretary, or an Assistant Secretary of the Company has the power, on behalf of the Company, to change, modify, or waive any provisions of this Contract.

Any changes, modifications, or waivers must be in writing. The Company will not be bound by any promises or representations made by any agent or other person except as specified above.

CONTROL

Consistent with the terms of any Beneficiary designation, the Owner may, during the life of the Annuitant, do any of the things described below.

1. The Owner may surrender this Contract or withdraw a portion of the surrender value.

2. The Owner may change this Contract with the consent of the Company.

3. The Owner may exercise any right, receive any benefit, or enjoy any privilege contained in this Contract.

INCONTESTABILITY

This Contract will not be contested except for nonpayment of Purchase Payments on the Contract Date and misstatement of age.

MISSTATEMENT OF AGE OR SEX

If the age or sex of the Annuitant has been misstated, the benefits available under this Contract will be those which the Purchase Payments would have purchased for the correct age and sex. Any underpayments already made by the Company shall be made up immediately and any overpayments already made by the Company shall be charged against the Annuity Benefit Payments falling due after adjustment.

NONPARTICIPATING

This Contract is nonparticipating and will not share in the surplus earnings of the Company.

VOTING RIGHTS

The Owner shall have the right to vote only at the meetings of the Separate Account Contract Owners. Ownership of this Contract shall not entitle any person to vote at any meeting of shareholders of the Company. Votes attributable to the Contract shall be cast in conformity with applicable law.

OWNERSHIP OF THE ASSETS

The Company shall have exclusive and absolute ownership and control of its assets, including all assets in the Separate Account.

REPORTS

At least once each contract year after the first, the Company shall mail a report to the Contract Owner. The report shall be mailed to the last address known to the Company. The report shall include a statement of the number of Separate Account Accumulation Units credited to this Contract and the dollar value of such units. The information in the report shall be as of a date not more than two months prior to the date of mailing the report. The Company shall also mail to the Owner at least once in each contract year after the first a report of the investments held in the Separate Account.

----------------------------------------------------------------
        DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
             PURCHASED WITH EACH $1,000 APPLIED
----------------------------------------------------------------
                   SINGLE LIFE ANNUITIES
----------------------------------------------------------------
   Adjusted Age               Guaranteed Payments
--------------------------------------------------------   Cash
Male       Female      None     60    120    180    240   Refund
----------------------------------------------------------------
 60          64       $ 6.01  $5.95  $5.79  $5.53  $5.18   $5.44
 61          65         6.18   6.12   5.94   5.63   5.24    5.56
 62          66         6.37   6.30   6.08   5.74   5.30    5.68
 63          67         6.57   6.49   6.24   5.84   5.36    5.82
 64          68         6.79   6.69   6.40   5.95   5.41    5.96
 65          69         7.02   6.91   6.57   6.05   5.46    6.10
 66          70         7.27   7.14   6.74   6.15   5.51    6.26
 67          71         7.54   7.38   6.91   6.26   5.55    6.43
 68          72         7.83   7.64   7.10   6.35   5.59    6.60
 69          73         8.14   7.91   7.28   6.45   5.62    6.78
 70          74         8.48   8.20   7.47   6.54   5.65    6.98
 71          75         8.84   8.51   7.66   6.62   5.68    7.19
 72          76         9.23   8.84   7.85   6.70   5.70    7.41
 73          77         9.65   9.18   8.04   6.77   5.71    7.65
 74          78        10.11   9.55   8.23   6.83   5.72    7.89
 75          79        10.61   9.93   8.41   6.88   5.73    8.16
----------------------------------------------------------------

                  JOINT AND SURVIVOR LIFE ANNUITY
----------------------------------------------------------------------
Adjusted age of            Adjusted Age of Other Annuitant
 One Annuitant   -----------------------------------------------------
---------------  M-56   M-58   M-60   M-62   M-64   M-66   M-68   M-70
Male     Female  F-60   F-62   F-64   F-66   F-68   F-70   F-72   F-74
----------------------------------------------------------------------
57         61   $4.67  $4.77  $4.86  $4.95  $5.03  $5.10  $5.17  $5.23
59         63    4.76   4.87   4.98   5.08   5.18   5.27   5.36   5.44
61         65    4.84   4.96   5.09   5.22   5.34   5.45   5.56   5.65
63         67    4.92   5.06   5.20   5.35   5.49   5.63   5.76   5.88
65         69    4.99   5.15   5.31   5.48   5.64   5.81   5.96   6.12
67         71    5.05   5.23   5.41   5.60   5.79   5.98   6.17   6.35
69         73    5.11   5.30   5.50   5.71   5.93   6.15   6.37   6.59
----------------------------------------------------------------------

------------------------------------------------------------------------
                   JOINT AND SURVIVOR LIFE ANNUITY
                      WITH 120 CERTAIN PAYMENTS
------------------------------------------------------------------------
Adjusted age of              Adjusted Age of Other Annuitant
 One Annuitant     -----------------------------------------------------
---------------    M-56   M-58   M-60   M-62   M-64   M-66   M-68   M-70
Male     Female    F-60   F-62   F-64   F-66   F-68   F-70   F-72   F-74
------------------------------------------------------------------------
57         61     $4.66  $4.76  $4.85  $4.93  $5.01  $5.08  $5.15  $5.21
59         63      4.75   4.86   4.96   5.06   5.16   5.25   5.33   5.40
61         65      4.83   4.95   5.08   5.20   5.31   5.42   5.52   5.60
63         67      4.90   5.04   5.18   5.32   5.46   5.59   5.71   5.82
65         69      4.97   5.13   5.29   5.44   5.60   5.75   5.90   6.03
67         71      5.03   5.20   5.38   5.56   5.74   5.91   6.08   6.24
69         73      5.09   5.27   5.46   5.66   5.86   6.06   6.26   6.45
------------------------------------------------------------------------

                  JOINT AND 2/3 TO SURVIVOR ANNUITY
------------------------------------------------------------------------
Adjusted age of             Adjusted Age of Other Annuitant
 One Annuitant   -------------------------------------------------------
---------------    M-56   M-58   M-60   M-62   M-64   M-66   M-68   M-70
Male     Female    F-60   F-62   F-64   F-66   F-68   F-70   F-72   F-74
------------------------------------------------------------------------
57         61     $5.18  $5.30  $5.43  $5.56  $5.70  $5.84  $5.98  $6.13
59         63      5.30   5.43   5.57   5.71   5.87   6.02   6.18   6.34
61         65      5.42   5.57   5.72   5.88   6.04   6.22   6.39   6.57
63         67      5.55   5.71   5.87   6.05   6.23   6.42   6.62   6.82
65         69      5.68   5.85   6.03   6.23   6.43   6.64   6.85   7.08
67         71      5.82   6.00   6.20   6.41   6.63   6.86   7.10   7.35
69         73      5.96   6.16   6.37   6.60   6.84   7.10   7.36   7.65
------------------------------------------------------------------------

VARIABLE
ANNUITY
CONTRACT

Deferred Variable Annuity or Variable and Fixed
Annuity

Benefit Payment Options

Nonparticipating

THE
LINCOLN
NATIONAL
LIFE
INSURANCE
COMPANY

The Lincoln National Life Insurance Company (the
Company) agrees to provide the benefits and other rights described in this Contract in accordance with the terms of this Contract.

Signed for The Lincoln National Life Insurance
Company at its Home office in Fort Wayne, Indiana.


Ian M. Rolland, President


T.A. Burns, Secretary

NOTICE OF 10-DAY RIGHT TO EXAMINE
CONTRACT - Within 10 days after this Contract is first received, it may be canceled for any reason by delivering or mailing it to the agent through whom it was purchased or the Home Office of the Company.
Upon cancellation, this Contract shall be void from the beginning and the Company will return any Purchase Payments made to the fixed account plus the value of any payments made to the variable account (including the sales and administrative charge).

ALL PAYMENTS AND VALUES PROVIDED BY
THIS CONTRACT, WHEN BASED ON INVEST-
MENT EXPERIENCE OF A SEPARATE ACCOUNT
ARE VARIABLE AND ARE NOT GUARANTEED
AS TO FIXED DOLLAR AMOUNT.

    Contract Number





          Annuitant

       Age at Issue

                Sex

      Contract Date

   Purchase Payment

           Purchase
  Payment Frequency

      Maturity Date

Unit Effective Date

                               ALPHABETICAL GUIDE

                                                                            PAGE
Accumulation Unit Value........................................................4
Age at Issue...................................................................3
Amount Requirements for Annuity Payment Options and Payments...................6
Annuitant......................................................................3
Annuity Payment Options........................................................5
Annuity Payment Rates.......................................................8, 9
Assignment.....................................................................6
Automatic Nonforfeiture Option.................................................4
Beneficiary.................................................................3, 7
Benefits.......................................................................5
Change in Payment..............................................................6
Contract Data..................................................................3
Control........................................................................7
Crediting of Interest..........................................................4
Death of Annuitant.............................................................6
Death of Payee.................................................................6
Determination of the Amount of Variable Annuity Payments After the First.....5,6
Evidence of Survival...........................................................6
Incontestability...............................................................7
Maturity Date..................................................................3
Misstatement of Age or Sex.....................................................7
Net Investment Rate and Net Investment Factor..................................4
Nonparticipating...............................................................7
Owner..........................................................................3
Ownership of the Assets........................................................7
Payment Options................................................................5
Proof of Age...................................................................6
Purchase Payments...........................................................3, 4
Reports........................................................................7
Surrender Option...............................................................6
Voting Rights..................................................................7
Withdrawal Option..............................................................6

                               POLICY PROVISIONS

Contract Data..................................................................3
Purchase Payments..............................................................4
Benefits.......................................................................5
Beneficiary....................................................................7
General Provisions.............................................................7

                                 CONTRACT DATA

                                       Contract Number





                                             Annuitant


                                          Age at Issue

                                                   Sex

                                         Contract Date

                                      Purchase Payment


                                              Purchase
                                     Payment Frequency

                                         Maturity Date

                                   Unit Effective Date



OWNER





BENEFICIARY DESIGNATION

Purchase Payments

WHERE PAYABLE

Purchase Payments must he paid to the Company at its Home Office.

AMOUNT AND FREQUENCY

Purchase Payments are payable in the amount and at the frequency shown on page
3. Purchase Payments may be paid once each year, twice each year, four times each year, once each month, twice each month, or once each two weeks. The Owner may change the frequency or amount of Purchase Payments subject to the Company's rules in effect at the time of the change. The change is made by filing a written request in a form that the Company will accept at its Home Office.

The amount of Purchase Payments to be paid in the first year may be increased up to twice that amount. The amount may be decreased but not below the Company's Purchase Payment minimums in effect at the time of the decrease. An increase in Purchase Payments in excess of those described in the prior sentence will be accepted only with the consent of the Company.

NET PURCHASE PAYMENT

The Net Purchase Payment is equal to (a) 94.75% of the gross Purchase Payment plus the amount paid for any benefit provided by rider attached to this Contract, less (b) any premium tax on such gross Purchase Payment. The Company shall add each Net Purchase Payment to the variable and/or fixed accounts of the Annuitant as of the day such Payment is received at its Home Office. The amount of the Net Purchase Payment allocated to the Annuitant's variable account shall be used to buy Accumulation Units in the Separate Account. The number of Accumulation Units bought shall be determined by dividing the portion of the Net Purchase Payment allocated to the Annuitant's variable account by the dollar value of one Accumulation Unit. The dollar value of the Accumulation Unit in the Separate Account may vary from day to day. The number of Accumulation Units in an Annuitant's account shall not be changed by any change in the dollar value of Accumulation Units.

NET INVESTMENT RATE AND NET INVESTMENT FACTOR

The Separate Account net investment rate for any Valuation Period is equal to the gross investment rate expressed in decimal form to eight places less a deduction of the product of .00003630 and the number of days in the Valuation Period. The gross investment rate is the quotient of two factors, "a" and "b." "a" is equal to the investment income for the Valuation Period plus capital gains, minus capital losses and taxes. "b" is equal to the value of the Separate Account assets at the beginning of the Valuation Period. "a" is divided by "b" to yield the gross investment rate. The gross investment rate may be positive or negative. The net investment factor for the Separate Account is 1.00000000 plus the Separate Account net investment rate for the period.

ACCUMULATION UNIT VALUE

The value of the Separate Account Accumulation Unit was established at $1.00 as of the unit effective date as set forth on page 3. The value of an Accumulation Unit on the last day of any subsequent Valuation Period is determined by multiplying such value on the last day of the prior Valuation Period by the net investment factor for the current Valuation Period.

CREDITING OF INTEREST

Interest shall be compounded daily on the portion of all Net Purchase Payments on this Contract that are allocated to the fixed account of the Annuitant.

Prior to the time the Annuitant elects to receive Benefit Payments or the death of the Annuitant, whichever occurs first, the Company guarantees that it will credit interest at an effective annual rate not less than 4.5% during the first five contract years, 4.0% during the next five contract years, and 3.5% after that.

The Company may credit interest at rates in excess of the guaranteed rates at any time.

AUTOMATIC NONFORFEITURE OPTION

In the event that Purchase Payments are stopped, this Contract will go on as a paid-up Contract until the earlier of the Maturity Date, surrender of the Contract, or death of the Annuitant. If a Contract is on paid-up status, any guaranteed interest credited will not be less than the guaranteed rate, but could be less than the current rate for an account to which contributions are currently being made. Purchase Payments may be resumed at any time prior to maturity, surrender, or death of the Annuitant.

In the event that Purchase Payments are stopped, the effect on any coverage provided by rider that is attached to this Contract will be as described in the rider.

Benefits

PAYMENT OPTIONS

An election to receive proceeds under a Payment Option must be made by the Maturity Date.

If a Payment Option is not chosen prior to the Maturity Date, payments will commence on the Maturity Date under the Payment Option providing a Life Annuity with payments guaranteed for 10 years.

However, upon written request by the Owner and any assignee, if any, and Beneficiary who cannot be changed, if any, the Maturity Date may be deferred. The Maturity Date cannot be deferred past the Contract Anniversary on which the attained age of the Annuitant is 75. Purchase Payments may be made until the new Maturity Date.

CHOICE OF PAYMENT OPTION

  BY OWNER

  While the Annuitant is alive, the Owner may choose any Payment Option or change any choice if that right has been reserved.

  BY BENEFICIARY

  At the time proceeds are payable, a Beneficiary may choose or change any Payment Option if proceeds are available to the Beneficiary in one sum.

A choice or change must be in writing in a form that the Company will accept.

ANNUITY PAYMENT OPTIONS

1. Life Annuity Only - Payments will be made only during the life of the person on whom the payments are based.

2. Life Annuity, Guaranteed Period - Payments will be made for 5, 10, 15, or 20 years, as chosen, and for life after that.

3. Life Annuity, Guaranteed Return   The sum of the payments made and any amount
   to be paid at the death of the person on whom the payments are based will not be less than the proceeds applied.

4. Joint Life Annuity - Payments will be made during the joint life of the Annuitant and a Joint Annuitant of the Owner's choice. Payments continue for the life of the survivor at the death of the Annuitant or Joint Annuitant.

5. Joint Life Annuity, Guaranteed Period - Payments will be made for 5, 10, 15, or 20 years, as chosen, and for life after that. Payments will be made during the joint life of the Annuitant and a Joint Annuitant of the Owner's choice. Payments continue for the life of the survivor at the death of the Annuitant or Joint Annuitant.

ANNUITY PAYMENTS

At the time Annuity Payments start under the provisions of this Contract, the Owner may elect to have the total value applied to provide a variable annuity, a fixed annuity, or a combination of both. If no election is made, the value of the Annuitant's variable account shall be used to provide a variable annuity. The value of the Annuitant's fixed account shall be used to provide a fixed dollar annuity.

The amount of payment will depend on the age and sex of the Annuitant at the time the first payment is due. A choice may be made to get payments once each month, four times each year, twice each year, or once each year. The value used to effect benefit payments for an Annuitant will be calculated as of the fourteenth day prior to the date benefit payments start.

The payment amounts shown in the option tables on pages 8 and 9 will be used to determine the first monthly variable payment and the guaranteed monthly fixed payments. Amounts shown are based on the Progressive Annuity Table with interest at the rate of 3.5% per year and assumed births in the year 1900. The adjusted age is determined from the real age nearest birthday at the time the first benefit payment is due in the following manner:

-----------------------------------------
Calendar Year
of Birth               Adjusted Age
-----------------------------------------
Before 1900..          Age increased by 1
1900-1919....          Actual Age
1920-1939....          Age decreased by 1
1940-1959....          Age decreased by 2
1960-1979....          Age decreased by 3

Payment amounts that are greater than those shown in the option table may be in use for fixed annuities at the time the proceeds are payable, and these greater amounts will be used for a fixed annuity if such is the case.

DETERMINATION OF THE AMOUNT OF VARIABLE ANNUITY PAYMENTS AFTER THE FIRST

Each variable annuity payment after the first will be determined by multiplying the Annuity Unit Value for the date each payment is due by a constant number of Annuity Units. This constant is determined by dividing the amount of the first payment by the Annuity Unit Value for the date the first payment is due.

The Annuity Unit Value on the Unit Effective Date as set forth on page 3 was established at $1.00. The Annuity Unit Value for any Valuation Period is determined by multiplying the Annuity Unit Value for the immediately preceding Valuation Period by the product of (a) .99990575 raised to a power equal to the number of days in the current Valuation Period and (b) the net investment factor for the Valuation Period containing the fourteenth day prior to the last day of the current Valuation Period.

The valuation of all assets in the Separate Account shall be determined in accordance with the provisions of applicable laws, rules, and regulations. The method of determination by the Company of the value of an Accumulation Unit and of an Annuity Unit will be conclusive upon the Owner, the Annuitant, and any Beneficiary.

The Company guarantees that the dollar amount of each instalment after the first shall not be affected by variations in mortality experience from mortality assumptions on which the first instalment is based.

PROOF OF AGE

Payment will be subject to proof of age that the Company will accept.

AMOUNT REQUIREMENTS FOR ANNUITY PAYMENT OPTIONS AND PAYMENTS

The smallest proceeds that may be used for an Annuity Payment Option is $3,000. Proceeds less than this amount will be paid in one lump sum to the payee.

If the Annuity Payment Option chosen results in payments of less than $50, the frequency will be changed so that payments will be at least $50.

At the time an Annuity Payment Option is chosen, a Payment Contract will be issued to the payee in exchange for this Contract. The effective date of a Payment Contract will be the date of exchange of this Contract for a Payment Contract or the date of death of the Annuitant

EVIDENCE OF SURVIVAL

The Company has the right to ask for proof that the person on whom the payment is based is alive when each payment is due.

DEATH OF PAYEE

If any payments remain to be paid under an Annuity Payment Option at the death of the payee, payment will be made according to the terms of the Payment Contract.

CHANGE IN PAYMENT

Changes in payment may be made only if so provided in the Payment Contract.

Any change will be subject to the "Amount Requirements for Annuity Payment Options and Payments."

ASSIGNMENT

Payment Contracts may not be assigned.

SURRENDER OPTION

The Owner may surrender this Contract for its Surrender Value. On surrender, this Contract terminates. Surrender will be effective on the Valuation Date on which or next following the date the Company has received both this Contract and a written request in a form that the Company will accept. Any cash payment will be made within seven days after the request for surrender is received by the Company at its Home Office; however, the Company may be permitted to defer such payment under the Investment Company Act of 1940, as in effect at the time such request is received.

WITHDRAWAL OPTION

The Owner may withdraw a part of the Surrender Value of this Contract. Withdrawal will be effective on the Valuation Date on which or next following the date the Company receives a written request in a form that the Company will accept. Any cash payment will be made within seven days after the request for surrender is received by the Company at its Home Office; however, the Company may be permitted to defer such payment under the Investment Company Act of 1940, as in effect at the time such request is received.

DEATH OF ANNUITANT

On receipt of due proof of the death of the Annuitant before a choice is made to receive proceeds under a Payment Option, the Company will pay to the Beneficiary the value of the Contract as of the day on which written notice of death is received by the Company.

Beneficiary

DESIGNATION

The Beneficiary named in the application for this Contract will receive the proceeds on the death of the Annuitant unless the Beneficiary has been changed by the Owner.

CHANGE

The Owner may change any Beneficiary during the life of the Annuitant unless otherwise provided in the previous designation. A change of Beneficiary will revoke any previous designation.

A change may be made by filing a written request in a form that the Company will accept at its Home Office. The Company reserves the right to require this Contract for endorsement of a change of Beneficiary.

DEATH OF BENEFICIARY

Unless otherwise provided in the Beneficiary designation, one of the procedures described below will take place on the death of a beneficiary.

1. if any Beneficiary dies before the Annuitant, that Beneficiary's interest will pass to any other Beneficiaries according to their respective interests.

2. If no Beneficiary survives the Annuitant, the Proceeds will be paid in one sum to the Owner, if living; otherwise, to the Owner's estate.

General Provisions

THE CONTRACT

This Contract, the application, and any riders attached to this Contract make up the whole Contract. Only the President, a Vice President, the Secretary, or an Assistant Secretary of the Company has the power, on behalf of the Company, to change, modify, or waive any provisions of this Contract.

Any changes, modifications, or waivers must be in writing. The Company will not be bound by any promises or representations made by any agent or other person except as specified above.

CONTROL

Consistent with the terms of any Beneficiary designation, the Owner may, during the life of the Annuitant, do any of the things described below.

1. The Owner may surrender this Contract or withdraw a portion of the surrender value.

2. The Owner may change this Contract with the consent of the Company.

3. The Owner may exercise any right, receive any benefit, or enjoy any privilege contained in this Contract.

INCONTESTABILITY

This Contract will not be contested except for nonpayment of Purchase Payments on the Contract Date and misstatement of age.

MISSTATEMENT OF AGE OR SEX

If the age or sex of the Annuitant has been misstated, the benefits available under this Contract will be those which the Purchase Payments would have purchased for the correct age and sex. Any underpayments already made by the Company shall be made up immediately and any overpayments already made by the Company shall be charged against the Annuity Benefit Payments falling due after adjustment.

NONPARTICIPATING

This Contract is nonparticipating and will not share in the surplus earnings of the Company.

VOTING RIGHTS

The Owner shall have the right to vote only at the meetings of the Separate Account Contract Owners. Ownership of this Contract shall not entitle any person to vote at any meeting of shareholders of the Company. Votes attributable to the Contract shall be cast in conformity with applicable law.

OWNERSHIP OF THE ASSETS

The Company shall have exclusive and absolute ownership and control of its assets, including all assets in the Separate Account.

REPORTS

At least once each contract year after the first, the Company shall mail a report to the Contract Owner. The report shall be mailed to the last address known to the Company. The report shall include a statement of the number of Separate Account Accumulation Units credited to this Contract and the dollar value of such units. The information in the report shall be as of a date not more than two months prior to the date of mailing the report. The Company shall also mail to the Owner at least once in each contract year after the first a report of the investments held in the Separate Account.

----------------------------------------------------------------
        DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
             PURCHASED WITH EACH $1,000 APPLIED
----------------------------------------------------------------
                   SINGLE LIFE ANNUITIES
----------------------------------------------------------------
   Adjusted Age                  Guaranteed
--------------------------------------------------------   Cash
Male       Female      None     60    120    180    240   Refund
----------------------------------------------------------------
 60          64       $ 6.01  $5.95  $5.79  $5.53  $5.18   $5.44
 61          65         6.18   6.12   5.94   5.63   5.24    5.56
 62          66         6.37   6.30   6.08   5.74   5.30    5.68
 63          67         6.57   6.49   6.24   5.84   5.36    5.82
 64          68         6.79   6.69   6.40   5.95   5.41    5.96
 65          69         7.02   6.91   6.57   6.05   5.46    6.10
 66          70         7.27   7.14   6.74   6.15   5.51    6.26
 67          71         7.54   7.38   6.91   6.26   5.55    6.43
 68          72         7.83   7.64   7.10   6.35   5.59    6.60
 69          73         8.14   7.91   7.28   6.45   5.62    6.78
 70          74         8.48   8.20   7.47   6.54   5.65    6.98
 71          75         8.84   8.51   7.66   6.62   5.68    7.19
 72          76         9.23   8.84   7.85   6.70   5.70    7.41
 73          77         9.65   9.18   8.04   6.77   5.71    7.65
 74          78        10.11   9.55   8.23   6.83   5.72    7.89
 75          79        10.61   9.93   8.41   6.88   5.73    8.16
----------------------------------------------------------------

                  JOINT AND SURVIVOR LIFE ANNUITY
----------------------------------------------------------------------
Adjusted age of            Adjusted Age of Other Annuitant
 One Annuitant   -----------------------------------------------------
---------------  M-56   M-58   M-60   M-62   M-64   M-66   M-68   M-70
Male     Female  F-60   F-62   F-64   F-66   F-68   F-70   F-72   F-74
----------------------------------------------------------------------
57         61   $4.67  $4.77  $4.86  $4.95  $5.03  $5.10  $5.17  $5.23
59         63    4.76   4.87   4.98   5.08   5.18   5.27   5.36   5.44
61         65    4.84   4.96   5.09   5.22   5.34   5.45   5.56   5.65
63         67    4.92   5.06   5.20   5.35   5.49   5.63   5.76   5.88
65         69    4.99   5.15   5.31   5.48   5.64   5.81   5.96   6.12
67         71    5.05   5.23   5.41   5.60   5.79   5.98   6.17   6.35
69         73    5.11   5.30   5.50   5.71   5.93   6.15   6.37   6.59
----------------------------------------------------------------------

------------------------------------------------------------------------
                   JOINT AND SURVIVOR LIFE ANNUITY
                      WITH 120 CERTAIN PAYMENTS
------------------------------------------------------------------------
Adjusted age of              Adjusted Age of Other Annuitant
 One Annuitant     -----------------------------------------------------
---------------    M-56   M-58   M-60   M-62   M-64   M-66   M-68   M-70
Male     Female    F-60   F-62   F-64   F-66   F-68   F-70   F-72   F-74
------------------------------------------------------------------------
57         61     $4.66  $4.76  $4.85  $4.93  $5.01  $5.08  $5.15  $5.21
59         63      4.75   4.86   4.96   5.06   5.16   5.25   5.33   5.40
61         65      4.83   4.95   5.08   5.20   5.31   5.42   5.52   5.60
63         67      4.90   5.04   5.18   5.32   5.46   5.59   5.71   5.82
65         69      4.97   5.13   5.29   5.44   5.60   5.75   5.90   6.03
67         71      5.03   5.20   5.38   5.56   5.74   5.91   6.08   6.24
69         73      5.09   5.27   5.46   5.66   5.86   6.06   6.26   6.45
------------------------------------------------------------------------

                  JOINT AND 2/3 TO SURVIVOR ANNUITY
------------------------------------------------------------------------
Adjusted age of             Adjusted Age of Other Annuitant
 One Annuitant   -------------------------------------------------------
---------------    M-56   M-58   M-60   M-62   M-64   M-66   M-68   M-70
Male     Female    F-60   F-62   F-64   F-66   F-68   F-70   F-72   F-74
------------------------------------------------------------------------
57         61     $5.18  $5.30  $5.43  $5.56  $5.70  $5.84  $5.98  $6.13
59         63      5.30   5.43   5.57   5.71   5.87   6.02   6.18   6.34
61         65      5.42   5.57   5.72   5.88   6.04   6.22   6.39   6.57
63         67      5.55   5.71   5.87   6.05   6.23   6.42   6.62   6.82
65         69      5.68   5.85   6.03   6.23   6.43   6.64   6.85   7.08
67         71      5.82   6.00   6.20   6.41   6.63   6.86   7.10   7.35
69         73      5.96   6.16   6.37   6.60   6.84   7.10   7.36   7.65
------------------------------------------------------------------------

                                    VARIABLE
                                    ANNUITY
                                    CONTRACT



                     Deferred Variable Annuity or Variable
                               and Fixed Annuity
                            Benefit Payment Options
                                Nonparticipating







                      If you have any questions concerning
                    this Contract or if anyone suggests that
                  you change or replace this Contract, please
                    contact your Lincoln National Life agent
                       or the Home Office of the Company.



                                    LINCOLN
                                    NATIONAL
                                    LIFE

                              THE LINCOLN NATIONAL
                             LIFE INSURANCE COMPANY
                           1300 South Clinton Street
                           Fort Wayne, Indiana 46801